Exhibit 10.2

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

W&T OFFSHORE, INC.,

a Texas corporation

(SELLER)

AND

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

a Texas limited liability company

(BUYER)

TABLE OF CONTENTS

		Page
ARTICLE I		1

ARTICLE II AMENDMENTS		1

Section 2.01	Errors; Exercised Preferential Rights	1
Section 2.02	Amendment to Purchase Price	1
Section 2.03	Amendment to Schedules	1
Section 2.04	Preferential Rights and Consents to Assign	2

ARTICLE III CLOSING		2

Section 3.01	Time and Place of Closing	2

ARTICLE IV MISCELLANEOUS		2

Section 4.01	Exhibits	2
Section 4.02	Headings	3
Section 4.03	Counterparts	3
Section 4.04	Governing Law	3
Section 4.05	Severability	3
Section 4.06	Ratification	3
Section 4.07	Not Construed Against Drafter	3

Exhibit A
Exhibit A-1
Exhibit A-2
Exhibit A-3
Exhibit A-4
Exhibit A-6
Exhibit G-2
Exhibit H-2
Exhibit I

i

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of October 29, 2009 (“Effective Date”) is by and between W&T OFFSHORE, INC., a Texas corporation, whose mailing address is Nine Greenway Plaza, Suite 300, Houston, Texas 77046 (“Seller”), and BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company, whose mailing address is 11451 Katy Freeway, Suite 500, Houston, Texas 77079 (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement executed September 14, 2009 with an effective date of August 1, 2009 (the “Agreement”); and

WHEREAS, Seller and Buyer wish to make certain amendments to the Agreement on the terms set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE I

DEFINITIONS

Terms defined in the Agreement are used herein as therein defined, unless otherwise indicated.

ARTICLE II

AMENDMENTS

Section 2.01 Errors; Exercised Preferential Rights.

Since the date of the Agreement, Seller and Buyer have found certain inaccuracies in Exhibits to the Agreement. Further, since the date of the Agreement, parties holding preferential rights to purchase have exercised their preferential rights with respect to Leases affecting Brazos A21, West Delta 121, and West Delta 122.

Section 2.02 Amendment to Purchase Price.

As a result of the exercise of the Preferential Rights as set forth in Section 2.01, Seller and Buyer amend and restate the words and numerals “Thirty Million and No/100 US Dollars (US$30,000,000.00)” appearing in the definition of “Purchase Price” to read as follows: “Twenty-Nine Million, Three Hundred Eighty-Eight Thousand and No/100 US Dollars (US$29,388,000.00).”

Section 2.03 Amendments.

As a result of the exercise of the Preferential Rights as set forth in Section 2.01, and in order to correct errors as set forth in Section 2.01, Seller and Buyer hereby replace Exhibits A, A-1, A-2, A-3, A-4, A-6, G-2, H-2, and I to the Agreement as attached to this Amendment. In addition, Seller and Buyer hereby amend the Agreement and replace the words and numerals “Thirty-Two Million and No/100 Dollars (US$32,000,000.00)” everywhere they appear in Section 7.07 of the Agreement with the words and numerals “Thirty-One Million, Two Hundred Fourteen Thousand and No/100 Dollars (US$31,214,000.00).”

Section 2.04 Preferential Rights and Consents to Assign.

Pursuant to Section 7.05 of the Agreement, if required Consents are not obtained prior to Closing, Seller has the option to proceed with Closing as to the Asset affected by the unobtained Consents, subject to the further obligation of Seller and Buyer set forth in Sections 7.05.04 and 7.05.05. Seller reaffirms its obligation set forth in Sections 7.05.04 and 7.05.05 and agrees that this obligation survives the Closing as to those Consents not obtained as of the date hereof. It is acknowledged that Seller’s obligation set forth in Sections 7.05.04 and 7.05.05 with respect to Consents are only applicable to where a third party’s consent to the assignment by Seller to Buyer is required as a condition precedent to the assignment under the applicable agreement. With respect to the Leases affecting Blocks Eugene Island 107 and 118 only, Buyer and Seller agree that in the event consents to the assignment of Leases affecting Blocks Eugene Island 107 and 118 are not obtained within ninety (90) days of the Closing, Buyer shall have the option to require Seller to repurchase such Leases in the manner provided for under Sections 7.05.04 and 7.05.05. In the event of any re-transfer, whether under Section 7.05 or this option, Seller and Buyer agree that the Maximum Amount and the Maximum Non-Operated Amount, as well as deposits required under Exhibits G-2 and H-2 to the Agreement, as amended hereby, shall be modified in order to reflect such re-transfer.

ARTICLE III

CLOSING

Section 3.01 Time and Place of Closing.

The sale and purchase of the Assets pursuant to this Agreement (the “Closing”) shall be consummated and completed in Seller’s offices in Houston, Texas on or before October 30, 2009, at 2:00 p.m. CST.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Exhibits.

The Exhibits and Schedules referred to in this Amendment are hereby incorporated in this Amendment and the Agreement by reference and constitute a part of this Amendment and the Agreement. Each party to this Amendment has received a complete set of Exhibits and Schedules as of the execution of this Amendment.

Section 4.02 Headings.

The headings of the articles and sections of this Amendment are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Amendment.

Section 4.03 Counterparts.

This Amendment may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which, together, shall constitute but one and the same instrument.

Section 4.04 Governing Law.

This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas.

Section 4.05 Severability.

The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

Section 4.06 Ratification.

Except as amended in this Amendment, Seller and Buyer ratify and confirm the terms of the Agreement.

Section 4.07 Not Construed Against Drafter.

Buyer and Seller acknowledge that they have read this Amendment, have had the opportunity to review it with an attorney of their respective choice, and have agreed to all its terms. Under these circumstances, Buyer and Seller agree that the rule of construction that a contract be construed against the drafter shall not be applied in interpreting this Amendment and that in the event of any ambiguity in any of the terms or conditions of this Amendment, including any Exhibits or Schedules hereto and whether or not placed of record, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author same.

[Signature Page Follows]

EXECUTED effective as of the Effective Date.

SELLER:		BUYER:

W&T OFFSHORE, INC.		BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ Thomas F. Getten	By:	/s/ James F. Hagemeier
	Thomas F. Getten Vice President		James F. Hagemeier Vice President

Signature Page